As filed with the Securities and Exchange Commission on August 30, 1999
                              Registration No. 333-
                              ---------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          MOLECULAR DEVICES CORPORATION
             (Exact name of registrant as specified in its charter)

       Delaware                                          94-2914362
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               1311 Orleans Drive
                               Sunnyvale, CA 94089
                                 (408) 747-1700
          (Address of principal executive offices, including zip code)

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

                             JOSEPH D. KEEGAN, PH.D.
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                          MOLECULAR DEVICES CORPORATION
                               1311 ORLEANS DRIVE
                               SUNNYVALE, CA 94089
                                 (408) 747-1700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             ANDREI M. MANOLIU, ESQ.
                              BRETT D. WHITE, ESQ.
                               COOLEY GODWARD LLP
                              FIVE PALO ALTO SQUARE
                               3000 EL CAMINO REAL
                            PALO ALTO, CA 94306-2155
                                 (650) 843-5000

                                         CALCULATION OF REGISTRATION FEE
                                                     Proposed Maximum      Proposed Maximum
Title of Securities                Amount to be          Offering              Aggregate          Amount of
to be Registered                    Registered     Price per Share (1)    Offering Price (1)    Registration Fee
----------------                    ----------     -------------------    ------------------    ----------------
Common Stock, par value           100,000 shares          $30.00              $3,000,000             $834
$0.001 per share

       (1) Estimated  solely for the purpose of calculating the amount of the  registration fee pursuant to Rule
       457(h).  The price per share and aggregate  offering price are based upon the average of the high and low prices of Registrant's Common Stock on August 25, 1999 as reported on the Nasdaq National Market.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 100,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1995 Non-Employee Directors' Stock Option Plan, as amended (the "Plan"). The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the Plan (File No. 333-4318, filed with the Commission on May 1, 1996) are incorporated by reference herein.

                                    EXHIBITS

EXHIBIT
NUMBER

5.1             Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP, Independent Auditor

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1            Power of Attorney is contained on the signature page hereto

99.1            1995 Non-Employee Directors' Stock Option Plan

                                   SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 30th day of August, 1999.

                          MOLECULAR DEVICES CORPORATION

                          By:   /s/ Joseph D. Keegan, Ph.D.
                                ---------------------------
                                Joseph D. Keegan, Ph.D.
                                Chief Executive Officer,
                                and President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph D. Keegan, Ph.D., and Timothy Harkness, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                         TITLE                            DATE
/s/ Joseph D. Keegan, Ph.D.              Chief Executive Officer,            August 30, 1999
-------------------------------------    President and Director
JOSEPH D. KEEGAN, PH.D.                  (Principal Executive
                                         Officer)

/s/ Timothy A. Harkness                  Chief Financial Officer             August 30, 1999
-------------------------------------    (Principal Financial and
TIMOTHY A. HARKNESS                      Accounting Officer)

/s/ Moshe H. Alafi                       Director                            August 27, 1999
-------------------------------------
MOSHE H. ALAFI

/s/ David L. Anderson                    Director                            August 27, 1999
-------------------------------------
DAVID L. ANDERSON

/s/ A. Blaine Bowman                     Director                            August 27, 1999
-------------------------------------
A. BLAINE BOWMAN

/s/ Paul Goddard, Ph.D.                  Director                            August 27, 1999
-------------------------------------
PAUL GODDARD, PH.D.

/s/ Andre F. Marion                      Director                            August 27, 1999
-------------------------------------
ANDRE F. MARION

/s/ Harden M. McConnell, Ph.D.           Director                            August 27, 1999
-------------------------------------
HARDEN M. MCCONNELL, PH.D.

/s/ J. Allan Waitz, Ph.D.                Director                            August 27, 1999
-------------------------------------
J. ALLAN WAITZ, PH.D.

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                               DESCRIPTION

5.1             Opinion of Cooley Godward LLP

23.1            Consent of Ernst & Young LLP, Independent Auditor

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1            Power of Attorney is contained on the signature page hereto

99.1            1995 Non-Employee Directors' Stock Option Plan